UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 16, 2010
Penson Worldwide, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32878 (Commission File Number)	75-2896356 (I.R.S. Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-765-1100
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 2, 2009, Penson Worldwide, Inc. (“PWI”) announced that PWI and Penson Financial Services, Inc., a wholly owned and indirect subsidiary of PWI (“PFSI”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Broadridge Financial Solutions, Inc. (“Broadridge”) and its wholly owned subsidiary Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge”). Under the terms of the Asset Purchase Agreement, Broadridge has agreed to lend to PWI, under certain circumstances, up to $50,000,000 pursuant to an eighteen-month subordinated note (the “Backstop Note”). On April 16, 2010 PWI, PFSI, Ridge and Broadridge agreed that the Backstop Note, if issued, should bear interest at a rate equal to 90-day LIBOR plus 11%.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLWIDE, INC.
Date: April 16, 2010	By:	/s/ Philip A. Pendergraft
		Name:	Philip A. Pendergraft
		Title:	Chief Executive Officer

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